Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Proem Acquisition Corp. I

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one ordinary share, $0.0001 par value, and one-third of one redeemable warrant	(1)	457(a)	14,950,000	$10.00	$149,500,000.00	0.0001381	$20,645.95
Fees to be Paid	Equity	Ordinary shares included as part of the units	(2)	Other	14,950,000			0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	4,983,333			0.0001381	0.00
Fees to be Paid	Equity	Representative's ordinary shares	(4)	457(a)	112,125	$10.00	$1,121,250.00	0.0001381	$154.84

Total Offering Amounts:							$150,621,250.00		20,800.79
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$20,800.79

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Includes 1,950,000 units, consisting of 1,950,000 ordinary shares and 650,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.
(2)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.
(3)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

No fee pursuant to Rule 457(g).

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

(4)	Estimated solely for the purpose of calculating the registration fee.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.